Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form S-1 of our report dated May 23, 2017, on our audit of the 2016 financial statements of Immudyne, Inc. We also consent to the references to our firm under the caption “Interests of Named Experts and Counsel”.

Signature

/s/ PFK O’Connor Davies, LLP

Harrison, NY

June 26, 2018